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                                                                     Exhibit 11

                    Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights," "Other Information" and "Financial Statements of the Fund" and to the use of our report dated August 5, 1998 in the Registration Statement and related Prospectus and Statement of Additional Information of The Legends Fund, Inc. filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 9 under the Securities Act of 1933 (Registration No. 33-50434) and the Investment Company Act of 1940 (Registration No. 811-7084).


                                                   /s/ Ernst & Young LLP
                                                   Ernst & Young LLP

Kansas City, Missouri
October 9, 1998